Exhibit 99.1

Professional Diversity Network, Inc. Announces Third Quarter Results

Chicago, IL November 13, 2020 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ:IPDN), (“IPDN” or the “Company”), a global developer and operator of online and in-person networks that provide access to networking, training, educational and employment opportunities for diverse individuals, today announced its financial results for the three and nine months ended September 30, 2020.

Third Quarter Financial Highlights:

●	Total Company revenues increased by $354,000 or 37.2%, from $952,000 during the three months ended June 30, 2020, to $1,306,000 for the three months ended September 30, 2020.
●	PDN Network revenues increased by $389,000 or 65.1% compared to the revenues for the second quarter of 2020. The significant increase in revenues was attributable to higher customer acquisitions and continued growth in our recruitment business as a result of increased political and corporative efforts on diversity and inclusion.
●	Basic and diluted net loss per share decreased by $0.04, from a net loss per share of $0.11 for the three months ended September 30, 2019, to a net loss per share of $0.07 for the three months ended September 30, 2020. Net loss per share decreased by $0.08, from a net loss per share of $0.47 during the nine months ended September 30, 2019, to a net loss per share of $0.39 during the nine months ended September 30, 2020.
●	Non-GAAP Adjusted EBITDA increased by $601,000, from ($607,000) during the three months ended September 30, 2019, to ($6,000) during the three months ended September 30, 2020.
●	In the third quarter of 2020, the Company raised $3.0 million in gross proceeds from common stock offerings, which it expects to utilize for organic growth of its existing business as well as to fund future strategic acquisitions.

“The significant investments we have made in our e-commerce, technology platform and branding initiatives in the current year have begun to reflect these positive financial results. Typically, our fourth quarter is the strongest quarter of the year as a result of client renewals, and due to increased political and corporate awareness efforts in terms of greater diversity recruitment and in creating a more inclusive workplace, we expect to benefit from these initiatives and expect to finish the year in a very strong position” said Adam He, CEO of Professional Diversity Network.

Financial Results for the Three and Nine Months Ended in September 30, 2020

Revenue

Total revenues decreased by $36,000, or 2.7%, from $1,341,000 during the three months ended September 30, 2019, to $1,305,000 during the three months ended September 30, 2020. The decrease in revenues was primarily attributable to a $198,000 decrease in revenues in our NAPW Network as a result of a continued decline in legacy and new membership enrollment due to the negative financial impact of COVID-19. The decrease in revenues in the current period was offset by a $161,000 or 19.5% increase in revenues in our PDN Network due to higher recruitment service fees as we continue to see a favorable impact from our sales collaborations and new client acquisitions.

Total revenues decreased by $733,000, or 18.5%, from $3,973,000 during the nine months ended September 30, 2019, to $3,240,000 during the nine months ended September 30, 2020. The decrease was primarily attributable to $889,000 or 45.6% decline in membership fees and related services revenues in our NAPW Network, which was partially offset by $156,000 in higher recruitment service revenues in our PDN Network.

Costs and Expenses

Total costs and expenses decreased for the three months ended September 30, 2020 to $2,226,000 compared to $2,250,000 for the three months ended September 30, 2019. The decrease was primarily the result of lower intangible amortization expense of $179,000, a decrease of $102,000 in sales and marketing expenses primarily due to lower advertising expense, lower personnel costs and $69,000 decrease in costs of revenues associated with a $62,000 reduction in our partner revenue sharing arrangements. This decrease was partially offset by $325,000 in higher general and administrative expenses associated with a $767,000 litigation settlement expense, and partially offset by lower salaries and benefits and corporate overhead costs in the current period.

Total costs and expenses increased for the nine months ended September 30, 2020 to $7,388,000 compared to $6,513,000 for the nine months ended September 30, 2019. The increase of $875,000 was primarily the result of higher general and administrative expenses for litigation settlements of $1,475,000 and a $325,000 increase in stock-based compensation expense, which was partially offset by a reduction of $356,000 in general and administrative personnel costs. The increase in general and administrative expenses was partially offset by $513,000 in lower intangible amortization expense, a $283,000 reduction in sales and marketing expense primarily associated with a $271,000 reduction in personnel costs and a decrease of $137,000 in cost of revenues primarily due to lower revenue partner revenue sharing arrangements and event venue and facility costs.

Net Loss from Continuing Operations

Net loss from continuing operations was $912,000 for the three months ended September 30, 2020, an increase of 41.6% from $644,000 for the three months ended September 30, 2019. Net loss from continuing operations was $4,116,000 during the nine months ended September 30, 2020, an increase of 124.1% from $1,837,000 for the nine months ended September 30, 2019.

Liquidity and Capital Resources

As of September 30, 2020, the Company had cash and cash equivalents of $2.7 million compared to cash and cash equivalents of $0.6 million at December 31, 2019. During the third quarter of 2020, we raised gross proceeds of $3.0 million from the sale of our common stock, which puts the Company in a strong liquidity position to fund organic growth in our networks as well as to fund potential strategic acquisitions.

About Professional Diversity Network

Professional Diversity Network, Inc. (PDN) is a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to recruit diverse employees. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions, all of which are subject to risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors”, in our most recently filed annual report on Form 10-K with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. Except as required by law, we do not have any intention or obligation to update publicly any forward-looking statements included in this press release, whether as a result of new information, future events, changes in assumptions, or otherwise. Our most recently filed annual report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.ipdnusa.com. Please click on “Investor Relations.”

Investor Inquiries:

investors@ipdnusa.com

+1 (312) 614-0950

Source: Professional Diversity Network, Inc.

Released November 13, 2020